Exhibit 5.1

August 12, 2025

Avidbank Holdings, Inc.

1732 North First Street, 6th Floor

San Jose, CA 95112

Re:	Registration Statement on Form S-8 610,425 Shares of Common Stock, no par value per share

Ladies and Gentlemen:

We have acted as counsel to Avidbank Holdings, Inc., a California corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of 610,425 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company issuable under the Avidbank Holdings, Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, and (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation. We have also assumed that the Shares will be issued and sold as described in the Registration Statement and the applicable provisions of the 2022 Plan.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued and paid for in accordance with the terms and conditions of the 2022 Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than the Corporations Code of the State of California, as currently in effect (including the statutory provisions and all applicable provisions of the State of California Constitution and reported judicial decisions interpreting those laws). This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Avidbank Holdings, Inc.

August 12, 2025

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP

One Embarcadero Center, 30th Floor, San Francisco, CA 94111 Telephone: 415.291.7400 Fax: 415.291.7474

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